LIMITED POWER OF ATTORNEY
WITH RESPECT TO
VARIABLE ANNUITY CONTRACTS
AND
AMERICAN FAMILY VARIABLE ACCOUNT II

KNOW ALL MEN BY THESE PRESENTS that Troy Peter Van Beek, whose signature appears below, hereby constitutes and appoints Ann F. Wenzel and David C. Holman, or either of them acting alone, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto, with registration number 333-45592 under the Securities Act of 1933 for securities issued in connection with variable annuity contracts funded by American Family Variable Account II, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

/s/ Troy Peter Van Beek
   TROY PETER VAN BEEK
April 16, 2015